UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: March 11, 2009

RELIABILITY INCORPORATED

(Exact name of registrant as specified in its charter)

Commission File Number: 0-7092

TX	75-0868913
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

P.O. Box 218690, Houston, TX 77218-8690

(Address of principal executive offices, including zip code)

281-492-0550

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On March 11, 2009, Reliability Incorporated (“Reliability” or the “Company”) issued 3,294,035 shares of its common stock, no par value, to five individual investors for $0.012 per share. All of the shares of Reliability common stock were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, and pursuant to Rule 506 of the Securities and Exchange Commission (the “Commission”) to accredited investors, as defined under Rule 501. None of the securities issued is convertible. The securities were sold to Jay Gottlieb (1,552,035 shares), Gregg Schneider (400,000 shares), William Vlahos (617,000 shares), Gary Roebuck (250,000 shares), and Larry Kaplan (475,000 shares).

Item 4.01	Change to Registrant’s Certifying Accountant.

On March 13, 2009, Fitts, Roberts & Co., P.C. (“Fitts, Roberts”), the Company’s independent accountant, resigned by mutual agreement with the Company, due to scheduling matters at Fitts Roberts and its withdrawal from the public company auditing practice. The audit reports of Fitts, Roberts for the Company’s fiscal year ended December 31, 2007 and for the fiscal year ended December 31, 2006 included an emphasis paragraph regarding uncertainty about the Company’s ability to continue as a going concern. Except for the going concern paragraph in the audit reports on the financial statements for the last two years, the reports of Fitts, Roberts did not contain an adverse opinion or disclaimer of opinion, and were not otherwise qualified or modified as to uncertainty, audit scope or accounting principles. The resignation of Fitts, Roberts. was considered by the Board of Directors of the Company and approved by the Chairman of the Audit Committee, under authority from the Board of Directors.

During the two most recent fiscal years and in the subsequent interim period, there have been no disagreements with Fitts, Roberts on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure in connection with its reports of the nature identified in Item 304(a)(1)(iv).

During the two most recent fiscal years and the subsequent interim period, Fitts, Roberts has not advised Reliability of any of the events identified in Item 304(a)(1)(v) of Regulation S-K, nor does any issue with Fitts, Roberts remain unresolved.

Reliability provided to Fitts, Roberts the disclosure contained in this Form 8-K and requested Fitts, Roberts to furnish a letter addressed to the Securities and Exchange Commission stating whether Fitts, Roberts agrees with the statements made by the Company herein, and if not, stating the respects in which Fitts, Roberts does not agree. A letter from Fitts, Roberts is attached as Exhibit 16.1 to this Form 8-K and incorporated herein by reference.

On March 13, 2009, pursuant to authority from the Board of Directors, the Company engaged Ramirez International as independent auditors for the Company for the 2008 audit.

Neither the Company, nor anyone acting on its behalf, consulted with Ramirez International regarding (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-K (there being none).

Item 8.01.	Other Events.

Reliability will call a special meeting of stockholders for March 30, 2009, at 1:00 pm CDT. The meeting will be held at the Holiday Crown Plaza, 14703 Park Row, Houston, TX 77079. The sole purpose of the meeting is to select a Board of Directors to serve until the next annual meeting of stockholders or until their respective successors are elected. Management will not propose nominees, seek re-election or seek proxies for the meeting.

The Board of Directors has designated the close of business on March 13, 2009, as the record date for determining which stockholders are entitled to notice of, and to vote at, the meeting.

Item 9.01.	Financial Statements and Exhibits.

(b)	Exhibits

16.1	Letter from Accountants.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED

By:	/s/ Larry Edwards
Larry Edwards, President

Date: March 16, 2009

Exhibits

16.1	Letter from Accountants